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                                                                    EXHIBIT 21-1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                STATE OF INCORPORATION


New Jersey Natural Gas Company                                        New Jersey

NJR Energy Holdings Corporation (formerly known as
NJR Energy Services Corp.)                                            New Jersey
  Subsidiaries:
     New Jersey Natural Energy Company                                New Jersey
     NJR Energy Services Company (formerly known as
     NJR Power Services Corporation)                                  New Jersey
     NJR Energy Corp.                                                 New Jersey
       Subsidiaries:
         New Jersey Natural Resources Company                         New Jersey
         NJNR Pipeline Company                                        New Jersey
         Natural Resources Compressor Company                         New Jersey


NJR Development Corp.                                                 New Jersey
  Subsidiaries:
     Commercial Realty & Resources Corp.         .                    New Jersey
     Paradigm Power, Inc.                                             New Jersey
       Subsidiaries:
       Lighthouse One, Inc.                                           New York